As filed with the Securities and Exchange Commission on March 30, 2021

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ULTRALIFE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	16-1387013
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

2000 Technology Parkway

Newark, New York 14513

(315) 332-7100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Philip A. Fain

Chief Financial Officer & Treasurer

Ultralife Corporation

2000 Technology Parkway, Newark, New York 14513

(315) 332-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul J. Schulz, Esq.

Michael E. Storck, Esq.

Lippes Mathias Wexler Friedman LLP

50 Fountain Plaza, Suite 1700

Buffalo, New York 14202

(716) 853-5100

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plants, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered (1)	Amount to be registered (1)	Proposed maximum offering price per security (1)(2)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee (3)
Common stock, par value $.10 per share
Preferred stock, par value $.10 per share
Warrants
Units
Total			$100,000,000	$10,910

(1)

There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock and/or preferred stock, and such indeterminate number of units representing an interest in two or more securities registered pursuant to this registration statement which may or may not be separable from one another, which together shall have an aggregate initial offering price not to exceed $100.0 million. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, this registration statement relates to an indeterminate amount of shares of common stock that may be issued as a result of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”). Except as provided in Rule 462(b) under the Securities Act, in no event will the aggregate offering price of all types of securities issued by the registrant pursuant to this registration statement exceed $100.0 million.

(2)

The proposed maximum aggregate offering price per class or series of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 30, 2021

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

Ultralife Corporation (the “Company”, “we”, “our” or “us”) may from time to time offer and sell, in one or more series or classes or series, any combination of shares of our common stock, par value $0.10 per share (“Common Stock”); shares of our preferred stock, par value $0.10 per share (“Preferred Stock”); warrants to purchase our Common Stock and/or Preferred Stock; and units, which will represent an interest in two or more other securities and may or may not be separable from one another (collectively referred to as “securities”), up to an aggregate initial offering price of $100.0 million. Preferred Stock, warrants, and units may be convertible or exercisable or exchangeable for Common Stock or Preferred Stock or other of our securities. The Preferred Stock, warrants and units have not been approved for listing on any market or exchange, and we have not made any application for such listing.

We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Such prospectus supplements may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest in any securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our Common Stock is presently listed on The Nasdaq Stock Market (the “NASDAQ”) under the symbol “ULBI”. On March 29, 2021, the last reported sale price of our Common Stock was $8.15. Each prospectus supplement will indicate if our securities offered thereby will be listed on any securities exchange.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold by us without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves various risks. See “Risk Factors” beginning on Page 6 of this prospectus and in the applicable prospectus supplement, and in the risks discussed in the documents incorporated by reference in this prospectus and in the applicable prospectus supplement, as they may be amended, updated or modified periodically in our reports and schedules filed with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d), that are incorporated herein by reference. You should carefully read and consider these risk factors and our consolidated audited and interim financial statements contained in our Form 10-K Annual Report and Form 10-Q Quarterly Reports incorporated herein by reference before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated , 2021

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
SUMMARY	1
RISK FACTORS	2
SPECIAL NOTE RESPECTING FORWARD-LOOKING STATEMENTS	2
USE OF PROCEEDS	3
THE SECURITIES THAT WE MAY OFFER	3
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF WARRANTS	8
DESCRIPTION OF UNITS	9
PLAN OF DISTRIBUTION	10
LEGAL MATTERS	12
EXPERTS	12
INCORPORATION OF DOCUMENTS BY REFERENCE	13
WHERE YOU CAN FIND MORE INFORMATION	14

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time having an aggregate initial offering price of $100.0 million. This prospectus provides you with a general description of the securities that we may offer. Each time that we offer securities, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. You should carefully read this prospectus, each applicable prospectus supplement and any related free writing prospectuses, together with the information described below under the captions “Incorporation of Documents by Reference” and “Where You Can Find More Information” before you invest in our securities.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read both this prospectus, including the section titled “Risk Factors,” and any accompanying prospectus supplement, together with the additional information described under the captions “Incorporation of Documents by Reference” and “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained in this prospectus and any prospectus supplement, including the information incorporated by reference herein as described under “Incorporation of Documents by Reference,” and any free writing prospectus that we prepare and distribute. We have not authorized any underwriter, dealer, agent or other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where such offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement or free writing prospectus, as well as information that we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

In this prospectus, except where the context otherwise requires, the terms the “Company”, “we”, “our” and “us” refer to Ultralife Corporation and its consolidated subsidiaries (collectively “Ultralife”).

i

SUMMARY

.

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. The summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including “Risk Factors” contained in this prospectus and the documents incorporated by reference herein including, without limitation, our consolidated audited and interim financial statements contained in our Form 10-K Annual Report and Form 10-Q Quarterly Reports, before making an investment decision.

Ultralife offers products and services comprised of power solutions, communications and electronics systems to our customers in the government, defense and commercial sectors. With an emphasis on strong engineering and a collaborative approach to problem solving, we design and manufacture power and communications systems including rechargeable and non-rechargeable batteries, charging systems, communications and electronics systems and accessories, and custom engineered systems related to those product lines. We continually evaluate ways to grow, including the design, development and sale of new products, expansion of our sales force to penetrate new markets and territories, as well as seeking opportunities to expand through acquisitions.

We sell our products worldwide through a variety of trade channels, including original equipment manufacturers (“OEMs”), industrial and defense supply distributors, and directly to U.S. and foreign allied defense departments. We enjoy strong name recognition in our markets under our Ultralife® Batteries, Lithium Power®, McDowell Research®, AMTITM, ABLETM, ACCUTRONICS™, ACCUPRO™, ENTELLION™, SWE Southwest Electronic Energy Group™, SWE DRILL-DATA™, and SWE SEASAFE™ brands.  We have sales, operations and product development facilities in North America, Europe and Asia.

We report our results in two operating segments: Battery & Energy Products and Communications Systems. The Battery & Energy Products segment includes Lithium 9-volt, cylindrical, thin cell and other non-rechargeable batteries, in addition to rechargeable batteries, uninterruptable power supplies, charging systems and accessories. The Communications Systems segment includes RF amplifiers, power supplies, cable and connector assemblies, amplified speakers, equipment mounts, case equipment, man-portable systems, integrated communication systems for fixed or vehicle applications and communications and electronics systems design.

Ultralife is a Delaware corporation formed in 1990, the common shares of which have been registered with the Securities and Exchange Commission (the “SEC”) since 1992. Ultralife is listed on NASDAQ under the ticker symbol “ULBI”. Headquartered in Newark, New York, the Company has two operating segments consisting of Battery & Energy Products and Communications Systems. Ultralife has operations in North America, Europe and Asia.

Our principal executive offices are located at 2000 Technology Parkway, Newark, New York 14513. Our telephone number is (315) 332-7100. Our internet website is www.ultralifecorporation.com. The information contained on, connected to or that can be accessed via our website is not a part of, and is not incorporated into, this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

Smaller Reporting Company

We are a smaller reporting company and an accelerated filer as defined in the Securities and Exchange Act of 1934 (the “Exchange Act”) and we may take advantage of certain of the scaled disclosures available to smaller reporting companies that are also accelerated filers for so long as our Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties as described in the documents incorporated by reference in this prospectus and any prospectus supplement before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that are subject to significant risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including the risks described in our most recent Annual Report on Form 10-K and other reports we file with the SEC and any amendments thereto that are incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act. Additional risks and uncertainties that are not currently known to us or that are not currently believed by us to be material may, should they materialize, have a material adverse effect on our business, financial condition, results of operations, and the trading price of our securities, and could result in a complete loss of your investment. You could lose all or part of your investment.

SPECIAL NOTE RESPECTING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Exchange Act, as amended, that are intended to be covered by the “safe harbor” created by those sections. When used in this document, the words “anticipate”, “believe”, “estimate”, “plan”, “intend”, “foresee”, “may”, “could”, “will”, “likely” or “expect” or similar words or expressions are intended to identify such forward-looking statements. All statements other than statements of historical facts included in this prospectus and the documents incorporated by reference herein regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity and developments in the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements contained herein. In addition, even if our results of operations, financial condition and liquidity and the development of the industries in which we operate are consistent with the forward-looking statements contained in this document, those results or developments may not be indicative of results or developments in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements that we make herein speak only as of the date of those statements, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. General corporate purposes may include, but are not limited to, potential acquisitions of complementary businesses or technologies, strategic capital expenditures to expand and protect our competitive position, and investments in the development of transformational, competitively-differentiated products for attractive growth markets. We have not reserved or allocated specific amounts for any of these purposes and we cannot specify with certainty how we will use any net proceeds. Our management will have broad discretion in applying any net proceeds of this offering. We may temporarily invest net proceeds which we do not immediately use in short-term, interest-bearing instruments.

THE SECURITIES THAT WE MAY OFFER

The descriptions of our securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular price and terms of such securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of such securities may differ from the terms that we have summarized below. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations relating to such securities, and the securities exchange, if any, on which such securities will be listed.

We may from time to time offer and sell, in one or more offerings, either individually or in any combination:

●	Shares of our Common Stock;
●	Shares of our Preferred Stock;
●	Warrants to purchase Common Stock, Preferred Stock or combinations of Common Stock and Preferred Stock; and
●	Units consisting of a combination of one or more of the securities above that may or may not be separable.

The price and terms of any securities that we offer will be determined at the time of sale. We may issue securities that are exchangeable for or convertible into Common Stock or any of the other securities that may be sold under this prospectus. When securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our Common Stock and Preferred Stock and related provisions of the Company’s Certificate of Incorporation, as amended (the “Certificate”), our Amended and Restated Bylaws (the “Bylaws”) and applicable Delaware law. This description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the Common Stock and Preferred Stock that we may offer under this prospectus. This description does not purport to be complete and is qualified in its entirety by reference, and should be read in conjunction with, the Certificate, Bylaws and applicable Delaware law. The terms of any Common Stock or Preferred Stock we offer under a prospectus supplement may differ from the terms we describe below in which event we will describe the particular terms of any series of these securities in more detail in such prospectus supplement.

Our authorized capital stock consists of 40.0 million shares of Common Stock and 1.0 million shares of Preferred Stock. As of March 29, 2021, 20,416,511 shares of our Common Stock have been issued, of which 15,994,606 shares were outstanding. There were no shares of Preferred Stock issued and outstanding.

Common Stock

Voting Rights

Except as otherwise required by law, the holders of shares of Common Stock are entitled to one vote per share, in person or by proxy, on each matter on which the holders of Common Stock are entitled to vote. Subject to any rights that may be applicable to any then outstanding Preferred Stock, our Common Stock votes as a single class with the same rights and privileges. Holders of our Common Stock are not entitled to cumulative voting rights. At a meeting of the stockholders at which a quorum is present, except in respect of matters relating to the election or removal of any of our directors and as otherwise provided in our Certificate, the rules of any stock exchange on which our Common Stock is listed or required by law, all matters to be voted on by holders of our Common Stock must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter.

In the case of election of directors, when a quorum is present, a nominee for director will be elected if a majority of the votes cast are in favor of the nominee’s election. In the case of removal of a director either with or without cause, the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at an annual meeting or a special meeting of the stockholders duly called and noticed, is required, and by like vote, new or additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

Dividend Rights

The holders of shares of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Company’s Board of Directors, as and when the Board of Directors shall deem expedient, from funds legally available therefor. Since the Company’s inception, we have not paid or declared dividends on our Common Stock and do not currently intend to pay dividends on our Common Stock in the foreseeable future.

Liquidation Rights

Upon liquidation, dissolution or winding-up, the holders of shares of Common Stock are entitled to receive pro rata all assets remaining available for distribution to holders of such shares after payment of our outstanding obligations and liabilities, including any sums that may be payable to holders of any Preferred Stock having liquidation preferences, if any, that might be issued in the future.

Other Rights

All outstanding shares of Common Stock are fully paid and nonassessable. Our Common Stock is not subject to any general restriction on transfer under our Certificate or our Bylaws. Our Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our Preferred Stock that we may designate and issue in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company.

Listing

Our Common Stock is listed on NASDAQ under the symbol “ULBI”.

Preferred Stock

We may issue shares of our Preferred Stock from time to time, in one or more series. Our Board of Directors will determine the terms, rights, preferences and privileges of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, including dividend rights, conversion rights, preemptive rights, voting rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

If we designate any class or series of Preferred Stock, we will fix the rights, preferences and privileges of the Preferred Stock of such class or series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designations we file relating to that class or series, without submitting the same to any vote of the holders of Common Stock for approval, including:

●	the designation of the series;

●	the number of shares of the series;

●	the voting rights, if any, of the holders of the series; and

●	the preferences and relative, participating, optional or other special rights, if any, of the series, and any qualifications, limitations or restrictions applicable to such rights.

A prospectus supplements will describe the terms of any series of preferred stock being offered, including:

●	the designation of the share and the number of shares that constitute the series;

●

the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock and the payment date of dividends;

●	the dividend periods (or method of calculation thereof);

●	the date from which dividends on the preferred stock shall accumulate, if applicable;

●	the voting rights of the shares;

●

the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding up;

●	whether the preferred stock will rank senior or junior to or on a parity with any other class or series of preferred stock;

●	whether or not and on what terms the shares of the series will be subject to redemption or repurchase at our option;

●	whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

●	the provision of a sinking fund, if any, for the preferred stocked;

●	whether the shares of the series of preferred stock will be listed on a securities exchange;

●	the transfer agent for the preferred stock;

●	any special United States federal income tax considerations applicable to the series; and

●	any other preferences and rights and any qualifications, limitations or restrictions of the preferences and rights of the series.

.

Anti-Takeover Provisions of the Certificate, Bylaws and Delaware Law

Provisions of the Certificate and Bylaws may delay or discourage transactions involving an actual or potential change in control of the Company or change in its management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that its stockholders might otherwise deem to be in their best interests. Among other things, the Certificate and Bylaws:

●

provide that, upon the occurrence of any vacancy on the Company’s Board of Directors or any Committee of the Board of Directors, the remaining directors in office, though less than a quorum, by majority vote may appoint any qualified person to fill such vacancy;

●

provide that special stockholder meetings may be called by the President at any time, for any purpose, unless otherwise prescribed by statute or by the Certificate; provided, however, that special stockholder meetings also shall be called by the President or by the Secretary upon the written request of a majority of directors or stockholders entitled to vote; and

●

allow us to issue Preferred Stock with rights senior to those of our Common Stock or impose various procedural and other requirements which could make it more difficult for stockholders to effect certain corporate actions.

As a Delaware corporation, the Company is subject to the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”), which restricts certain transactions between a corporation and a person owning 15 percent or more of the corporation’s outstanding voting stock. Section 203 refers to a 15 percent or more stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquires 15 percent or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of our outstanding voting stock, Section 203 prohibits significant business transactions such as:

●	a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder, and;

●	any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

The prohibition against these transactions does not apply if:

●

prior to the time that any stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15 percent or more of our outstanding voting stock, or;

●

the interested stockholder owns at least 85 percent of our outstanding voting stock as a result of a transaction in which such stockholder acquired 15 percent or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Directors’ Liability

Our Certificate provides that to the fullest extent permitted by the DGCL a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

Our Certificate provides that we shall indemnify our directors to the fullest extent authorized by the DGCL and any other applicable law for service as a director of the Company, or at the request of the Company as a director of another corporation, partnership, joint venture trust, employee benefit plan or other enterprise.

These provisions might have the effect of discouraging stockholder litigation including derivative suits, even though such suits, if successful, might otherwise benefit us and our stockholders.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our Common Stock or Preferred Stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
●	if applicable, the exercise price for shares of our Common Stock and the number of shares of our Common Stock to be received upon exercise of the warrants;
●

if applicable, the exercise price for shares of our Preferred Stock, the number of shares of our Preferred Stock to be received upon exercise, and a description of that class or series of shares of our Preferred Stock;

●

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

●

whether the warrants will be issued in fully registered form or bearer form, in definitive or capital form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;
●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
●	if applicable, the date from and after which the warrants and the shares of our Common Stock and/or our Preferred Stock will be separately transferable;
●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
●	information with respect to book-entry procedures, if any;
●	the anti-dilution provisions of the warrants, if any;
●	any redemption or call provisions;
●	whether the warrants are to be sold separately or with other securities as parts of units; and
●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units and whether or not the securities comprising the units are separable.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or we will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;
●	identification and description of the separate constituent securities comprising the units;
●	the price or prices at which the units will be issued;
●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
●	a discussion of certain United States federal income tax considerations applicable to the units; and
●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell securities in any of the ways described below or in any combination:

●	to or through underwriters or dealers;
●	through one or more agents;
●	directly to purchasers or to a single purchaser; or
●	in “at the market offerings”, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, or an exchange or otherwise.

The distribution of the securities by us may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement will describe the terms of the offering of the securities, including the following:

●	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;
●	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
●	any securities exchanges on which the securities may be listed.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers will be specified in the applicable prospectus supplement and may be changed from time to time.

We will name any underwriter or agent involved in the office or sale of any securities in the applicable prospectus supplement. Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the offering. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, under agreements that may be entered into with us, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

Our Common Stock is listed on NASDAQ. Underwriters may make a market in our Common Stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act, as amended. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Lippes Mathias Wexler Friedman LLP, Buffalo, New York. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of Freed Maxick CPAs P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows “incorporation by reference” into this prospectus of information contained in documents we file with the SEC, which permits us to disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus, the following documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

●	Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 4, 2021;

●

Amendment No. 1 on Form 10-K/A for the year ended December 31, 2020, filed with the SEC on March 26, 2021, to include the information required by Items 10 through 14 of Part III (which were incorporated by reference from our definitive proxy statement in our Annual Report on Form 10-K for the year ended December 31, 2020) and to amend Item 15 of Part IV and the Index of Exhibits on Form 10-K/A; and

●

all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any information that we are deemed to “furnish” and not “file” under SEC rules) that are made after the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed.

Each person, including any beneficial owner, to whom this prospectus is delivered, may request, orally or in writing, and we will provide, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus, at no cost, by contacting us at:

Philip A. Fain

Ultralife Corporation

2000 Technology Parkway

Newark, New York 14513

(315) 332-7100

Copies of these filed documents are also available through the “Investor” section of our website at www.ultralifecorporation.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov.

We make these documents publicly available, free of charge, on our website at www.ultralifecorporation.com as soon as reasonably practicable after filing such documents with the SEC. The information contained on our website is not part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following sets forth the costs and expenses, all of which will be paid by the registrant, in connection with the distribution of the securities being registered. All amounts are estimated, except the SEC registration fee:

Registration Fee	$10,910
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Total	$10,910

*

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

The registrant is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The registrant’s certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the registrant’s certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Item 16. Exhibits

The following Exhibits are filed as part of this registration statement:

Exhibit Index	Exhibit Description

1.1	Form of Underwriting Agreement *

3.1	Restated Certificate of Incorporation (Exhibit 3.1 of the Form 10-K for the year ended December 31, 2008, filed March 13, 2009)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3(ii) of the Form 8-K filed June 4, 2014)

4.1	Specimen Stock Certificate (Exhibit 4.1 of the Form 10-K for the year ended December 31, 2008, filed March 13, 2009)

5.1	Opinion of Lippes Mathias Wexler Friedman LLP

23.1	Consent of Freed Maxick CPAs, P.C., independent registered public accounting firm

23.2	Consent of Lippes Mathias Wexler Friedman LLP (included in Opinion of Lippes Mathias Wexler Friedman LLP filed as Exhibit 5.1)

24.1	Power of Attorney (included on Signatures page)

* To be filed, as applicable, either as an exhibit to a document to be incorporated herein by reference or by a post-effective amendment to this registration statement in connection with a specific offering of securities.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of the Registration Statement on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Newark, State of New York, on the 30th day of March 2021.

ULTRALIFE CORPORATION

/s/ Michael D. Popielec
Michael D. Popielec
President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature to this registration statement appears below hereby constitutes and appoints each of Michael D. Popielec and Philip A. Fain, and each of them singly (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any related registration statement filed pursuant to Rule 462(b) or any successor regulation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Date: March 30, 2021	/s/ Michael D. Popielec
Michael D. Popielec
President, Chief Executive Officer and Director
(Principal Executive Officer)

Date: March 30, 2021	/s/ Philip A. Fain
Philip A. Fain
Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal
Accounting Officer)

Date: March 30, 2021	/s/ Thomas L. Saeli
Thomas L. Saeli (Director)

Date: March 30, 2021	/s/ Robert W. Shaw II
Robert W. Shaw II (Director)

Date: March 30, 2021	/s/ Ranjit C. Singh
Ranjit C. Singh (Director)

Date: March 30, 2021	/s/ Bradford T. Whitmore
Bradford T. Whitmore (Director)